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                                                                 Exhibit 10.12.6



                            FIFTH AMENDMENT TO LEASE
                            ------------------------


     THIS FIFTH AMENDMENT TO LEASE is made this 26th day of November, 1996, between TERRAMICS/SOUTHPOINT ASSOCIATES II LIMITED PARTNERSHIP (the "Landlord") and RENAL TREATMENT CENTERS, INC. (the "Tenant").


                                   BACKGROUND
                                   ----------

     A. Landlord and Tenant entered into a lease dated November 8, 1991, as amended by a First Amendment to Lease dated January 18, 1993, a Second Amendment to Lease dated September 30, 1993, a Third Amendment to Lease dated March 2, 1995, and a Fourth Amendment to Lease dated May 30, 1996 (the "Existing Lease"), covering office space consisting of approximately 41,536 rentable square feet (the "Existing Space") on the second and third floors of the building (the "Building") known as Southpoint TWO located at 1180 West Swedesford Road in the Southpoint Office Complex, Berwyn, Pennsylvania.

     B. Landlord and Tenant desire to amend the Existing Lease, under the terms and conditions set forth below, to expand the premises covered under the Existing Lease to include approximately 1,384 rentable square feet of additional space (the "Additional Space") on the first floor of the building. The Additional Space is depicted on Exhibit "A" attached to this Amendment.

     NOW, THEREFORE, the parties hereto, for good and valuable consideration and intending to be legally bound, agree as follows:

     1.   Additional Space.  Effective as of the Additional Space Commencement
          ----------------
Date (as defined in Section 3(a) below), Landlord hereby leases to Tenant, and Tenant leases from Landlord, the Additional Space, under the same terms and conditions as are set forth in the Existing Lease except as amended by the provisions set forth in this Amendment. All capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Existing Lease. The Existing Lease as hereby amended shall be referred to herein as the "Lease".

     2.   Completion by Landlord.
          ----------------------

          (a)  Plans; Time.  The Additional Space shall be completed in
               -----------
accordance with the space plan (SK-2) dated November 11, 1996, prepared by Polek Schwartz Architects and the related scope of work letter, both of which are attached hereto as Exhibit "B" (hereinafter called the "Plans"). All necessary construction as set forth in the Plans shall be commenced promptly and the Additional Space shall be substantially completed and ready for use and occupancy by Tenant on the date set forth in Section 3 of this Amendment; provided, however, that the time for substantial completion of the Additional Space shall be extended for additional periods of time equal to the time lost by Landlord or Landlord's contractors, subcontractors or suppliers due to strikes or other labor troubles, government restrictions and limitations, scarcity, unavailability or delays in obtaining fuel, labor or materials, war or other national emergency, accidents, floods, defective materials, fire damages or other casualties, weather conditions, or any cause similar or dissimilar to the foregoing. All construction shall be done in a good and workmanlike manner. Tenant and its authorized agents, employees and contractors shall have the right, at Tenant's
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own risk, expense and responsibility, at all reasonable times prior to the
Additional Space Commencement Date (as hereinafter defined), to enter the Additional Space for the purpose of taking measurements and installing its furnishings and equipment; provided that Tenant, in so doing, shall not interfere with or delay the work to be performed hereunder by Landlord, and Tenant shall use contractors and workmen compatible with the contractors and workmen engaged in the work to be performed hereunder by Landlord, and Tenant shall have obtained Landlord's written consent prior to installing any furnishings or equipment in the Additional Space.

          b.   Costs.  Landlord shall pay for the cost of constructing the
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improvements as set forth in the Plans and for all necessary space planning and production of construction documents in connection therewith. Any additional or different improvements desired by Tenant shall be performed by Landlord only after Landlord and Tenant have reached a written agreement regarding any charges to Tenant therefor.

     3.   Term.
          ----

          (a)  Additional Space Commencement; Duration.  The "Additional Space
               ---------------------------------------
Commencement Date" shall be the later of May 1, 1997 or the date when the Additional Space shall have been substantially completed (meaning such state of completion, exclusive of improvements to be performed by Tenant or Tenant's contractors, as will allow Tenant to utilize the Additional Space for its intended purpose, without material interference by reason of final completion); provided that if Tenant should take possession of the Additional Space or any portion thereof prior to either of the foregoing dates, then the Additional Space Commencement Date shall be the date on which Tenant takes such possession. If substantial completion with respect to the Additional Space shall occur after the estimated Additional Space Commencement Date set forth above, Landlord shall endeavor to furnish to Tenant at least ten (10) days prior written notice of such substantial completion. If there are delays in substantial completion as a result of changes or delays caused by Tenant, including without limitation, any failure of Tenant to submit plans or other required construction information by a required date, the rent with respect to the Additional Space shall commence to accrue without regard to work that is incomplete. The term of the Lease with respect to the Additional Space shall be coterminous with the term of the Lease with respect to the Existing Space.

          (b)  Memoranda.  When the Additional Space Commencement Date is
               ---------
established, Landlord and Tenant shall promptly execute and acknowledge a memorandum in form substantially as set forth in Exhibit "C" attached hereto.

          (c)  Acceptance of Work.  On the Additional Space Commencement Date it
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shall be presumed that all work theretofore performed by or on behalf of
Landlord with respect to the Plans was satisfactorily performed in accordance with and in meeting the requirements of, the Lease, unless within thirty (30) days thereafter Tenant shall notify Landlord, in writing, of the specific deficiencies. The foregoing presumption shall not apply, however:

               (i) to required work not actually completed by Landlord, which Landlord agrees it shall complete with reasonable speed and diligence (and as to such work, said thirty (30) day period shall be measured from the date of completion), or

               (ii) to latent defects in the work to be performed in accordance with the Plans which could not reasonable have been discovered within said thirty (30) day period, provided Tenant notifies Landlord thereof within thirty (30) days after discovery. Landlord will promptly undertake and diligently prosecute the correction of any defects or deficiencies of which it is notified within the required period.
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     4.   Minimum Annual Rent.
          -------------------

          (a) For and during the period beginning on the Additional Space Commencement Date and ending December 31, 1998, Tenant shall pay a minimum annual rent for the Additional Space of Twenty-One and 25/100 Dollars ($21.25) per rentable square foot, or, Twenty Nine Thousand Four Hundred Ten Dollars ($29,410.00) per annum, payable in equal monthly installments of Two Thousand Four Hundred Fifty and 84/100 Dollars ($2,450.84).

          (b) For and during the period beginning January 1, 1999 and for the remainder of the term, Tenant shall pay a minimum annual rent for the Additional Space of Twenty-One Dollars ($21.00) per rentable square foot, or, Twenty Nine Thousand Sixty-Four Dollars ($29,064.00) per annum, payable in equal monthly installments of Two Thousand Four Hundred Twenty-Two Dollars ($2,422.00). Such rent shall be payable in advance on the first day of each month during the term of the Lease, without notice or demand, and without setoff in the manner set forth in the Lease.

     5.   Definition of Premises.  Effective on the Additional Space
          -----------------------
Commencement Date, the term "Premises" as used in the Lease shall be deemed to include the Additional Space.

     6.   Proportionate Share.  Effective as of the Additional Space
          -------------------
Commencement Date, Tenant's Proportionate Share shall be increased to Seventy-One and 06/100 percent (71.06%).

     7.   Broker.  Tenant represents and warrants that it has not dealt with any
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broker or agent in the negotiation or the obtaining of this Amendment, and agrees to indemnify and hold Landlord harmless from any and all costs or liability for compensation claimed by any such broker or agent employed by Tenant or claiming to have been engaged by Tenant in connection with this Amendment.

     8.   Concessions.  Tenant shall not be entitled to any improvement
          -----------
allowances or any other leasing concessions with respect to the Additional Space, except as expressly provided for in this Amendment.

     9.   Binding Agreement.  Except as expressly modified by this Amendment,
          -----------------
the terms and conditions of the Lease shall remain in full force and effect, without change. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

                                        TENANT:

                                        RENAL TREATMENT CENTERS, INC., a
                                        Delaware corporation

Date Signed:                            By:
            --------------------           -------------------------------
                                        Attest:
                                               ---------------------------
                                                       (corporate seal)


                                        LANDLORD:

                                        TERRAMICS/SOUTHPOINT ASSOCIATES II
                                        LIMITED PARTNERSHIP, a Pennsylvania
                                        limited partnership

Date Signed:                            By:
            --------------------           -------------------------------
                                             (Authorized Representative)